Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Jodi L. Beal, Chief Financial Officer of Fairmount Bancorp, Inc. (the “Company”), certifies in my capacity as an officer of the Company that I have reviewed the Annual Report of the Company on Form 10-K for the year ended September 30, 2011, and that to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and the result of operations of the Company.

Date: December 22, 2011

/s/ Jodi L. Beal
Jodi L. Beal, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Fairmount Bancorp, Inc. and will be retained by Fairmount Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The information furnished herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.